UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2012

QR Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35010	90-0613069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5 Houston Center

1401McKinney Street, Suite 2400

Houston, Texas 77010

(Address of principal executive office) (Zip Code)

(713) 452-2200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.

Fourth Amendment to Credit Agreement

On January 15, 2013, the Fourth Amendment (the “Credit Agreement Amendment”) to the Credit Agreement dated as of December 20, 2012, which amends the Credit Agreement dated as of December 17, 2010, among QRE Operating, LLC, a wholly owned subsidiary of QR Energy, LP (the “Partnership”) as Borrower, the Partnership, QRE GP, LLC, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto, became effective. Upon such effective date, the letter of credit commitment under the Partnership’s credit facility increased from $20 million to $30 million and the borrowing base increased from $730 million to $900 million. The Credit Agreement Amendment also placed a limit on a carve out permitting the assumption of debt associated with bonds or surety obligations required in connection with the operation of oil and gas properties.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Credit Agreement dated as of December 20, 2012, by and among, QRE Operating, LLC, QR Energy, LP, QRE GP, LLC, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QR Energy, LP

By:	QRE GP, LLC, its general partner

By:	/s/ Gregory S. Roden
Name: Gregory S. Roden
Title: Vice President and General Counsel

Dated: January 16, 2013